THOMSON REUTERS STREETEVENTS EDITED TRANSCRIPT LGIH - Q3 2014 LGI Homes Inc Earnings Call EVENT DATE/TIME: NOVEMBER 11, 2014 / 5:00PM GMT THOMSON REUTERS STREETEVENTS | www.streetevents.com | Contact Us ©2014 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. 'Thomson Reuters' and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies.

C O R P O R A T E P A R T I C I P A N T S Eric Lipar LGI Homes - CEO Charles Merdian LGI Homes - CFO, Treasurer, Secretary Rachel Eaton LGI Homes - EVP, CMO C O N F E R E N C E C A L L P A R T I C I P A N T S Brendan Lynch Sidoti - Analyst Nishu Sood Deutsche Bank - Analyst Michael Rehaut JPMorgan - Analyst Mike Roxland BofA Merrill Lynch - Analyst Barry Haimes Sage Asset Management - Analyst P R E S E N T A T I O N Operator Good morning, and welcome to the LGI Homes 2014 third quarter earnings conference call. Today's call is being recorded and a replay will be available on the company's website later today at www.lgihomes.com. We have allocated an hour for prepared remarks and Q&A. (Operator Instructions). At this time, I will turn the call over to Rachel Eaton, Chief Marketing Officer at LGI Homes. Ms. Eaton, you may begin. Rachel Eaton - LGI Homes - EVP, CMO Thank you. Good morning and welcome to the LGI Homes conference call discussing our results for the third quarter of 2014. Today's conference call will contain forward-looking statements that include, among other things, statements regarding LGI's business strategy, outlook, plans and objective. All such statements reflect current expectations. However they do involve assumptions, estimates and other risks and uncertainties that could cause our expectations to prove to be incorrect. You should review our filings with the SEC, including our risk factors for a discussion of the risk, uncertainties and other factors that could cause our actual results to differ materially from those anticipated in these forward-looking statements. These forward-looking statements are not guarantees of future performance. You should consider these forward-looking statements in light of the related risks and you should not place undue reliance on these forward-looking statements, which speak only as of the date of this conference call. The pro forma financial information discussed on this call gives effect to the acquisitions completed on November 13, 2013 of certain joint venture interests that we did not previously own prior to our IPO. Please refer to the unaudited pro forma statements of operation included in today's release and our previously filed 10-K. Additionally certain non-GAAP financial measures will be discussed on this conference call. The presentation of this information is not intended to be considered in isolation or as a substitute for the financial information presented in accordance with GAAP. 2 THOMSON REUTERS STREETEVENTS | www.streetevents.com | Contact Us ©2014 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. 'Thomson Reuters' and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies. NOVEMBER 11, 2014 / 5:00PM, LGIH - Q3 2014 LGI Homes Inc Earnings Call

Reconciliation of these non-GAAP financial measures to the most comparable measures prepared in accordance with GAAP are included in the earnings release that we issued this morning and in our quarterly report on Form 10-Q for the third quarter of 2014 that will be filed with the SEC tomorrow. This filing will be accessible on the SEC's website and in the Investors section at our website at www.lgihomes.com. Joining me today are Eric Lipar, LGI Homes' Chief Executive Officer and Chairman of the Board, Charles Merdian, the company's Chief Financial Officer, Secretary and Treasurer and Meg Britton, the company's Chief Administrative Officer. With that I will now turn the call over to Eric. Eric Lipar - LGI Homes - CEO Thank you, Rachel, and good morning, everyone. We appreciate you are joining us today. Last week, we celebrated our one-year anniversary as a public company. It's been a great year with the results meeting and exceeding expectations. This couldn't have been accomplished without the hard work and dedication of our fearless employees. So to the LGI Homes team, we thank you and look forward to closing out the year strong. On the call this morning, I will summarize the highlights from the third quarter and year-to-date. Then Charles will discuss our financial results in more detail. After he is done, I will conclude with comments on what we are seeing this quarter and our expectations for the remainder of 2014 and then we will open the call for questions. We are pleased to report profitable results for the third quarter of 2014. Delivering 557 home closings, this is the fifth consecutive year we have increased our third quarter closings. We finished the first nine months of the year with a total of 1,704 homes closed which represents a 53% increase over the first nine months of 2013. During the third quarter, home sales revenues increased 36% to $92.5 million compared to the third quarter of 2013. The increase in home sales revenues is primarily due to the increase in the number of homes closed and active selling communities as well as an increase in the average home sales price. Because of success we have seen during the first nine months of the year, we are on track to deliver our four straight year of more than 40% growth in closings and revenue. For the quarter, our average home sales price reached a new high at $166,097. This represents a 9.4% increase over the same quarter of the previous year. This increase was primarily due to an improved pricing environment and a shift in product mix. We ended the quarter with 34 active selling communities, which consists of 17 communities in Texas, six in the Southwest, six in Florida and five in the Southeast. This represents 55% growth year-over-year from 22 active selling communities at the end of 2013. Although our Texas markets continue to make out the majority of our home closings for the quarter at 70%, we continue to see strong growth in closings outside of Texas. Our out-of-state closings this quarter increased 121% to 168 from 76 during the third quarter of 2013. The third quarter of 2014 marks our one-year anniversary of our first home closing in our Southeast division based in Atlanta. During the nine months ended September 30, we closed: 132 homes in this division. Similarly, during the same period we saw an increase in home closings in our Florida division from 32 homes to 185. In addition, our Southwest division increased home closings to approximately 49% year-over-year and Texas increased approximately 26%. Within Texas, we have seen the strongest performance from the Houston market. Our top three communities and closings for this quarter were all located in this market and the top 10 are all located in Texas. As we continue to expand and execute our growth strategy, we feel that Texas will continue to be our leading division. It continues to perform well compared to other divisions and has helped us deliver strong results. We believe the Texas economy will remain one of the best economies in the foreseeable future and that it will be a leader in job growth and housing demand. 3 THOMSON REUTERS STREETEVENTS | www.streetevents.com | Contact Us ©2014 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. 'Thomson Reuters' and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies. NOVEMBER 11, 2014 / 5:00PM, LGIH - Q3 2014 LGI Homes Inc Earnings Call

Furthermore, we ended the quarter with portfolio of approximately 22,000 owned and controlled lots including finished lots, land under development and raw land. This is 18.5% increase in owned and controlled lots over the previous quarter. As we mentioned on the last call, we continue to see the supply of finished lots dwindle. Our strategy is to maintain between three to five years of supply lots to support our projected closings. As a result, we are acquiring more parcels of raw land that we will develop. This approach allows us to control our cost basis and the timing of bringing the lots to market. With that, I would like to turn the call over to Charles for a more in-depth review of our financial results. Charles Merdian - LGI Homes - CFO, Treasurer, Secretary Thanks, Eric. For the quarter, we reported $10.5 million in net income before taxes, which was a 31.8% increase over the same quarter in the prior year. Also for the quarter, we had earnings of $7 million or $0.34 per basic and diluted share. As Eric mentioned, home sales revenue for the quarter were $92.5 million, an increase of approximately 36% from the third quarter of 2013. While approximately 70% of our revenues this quarter came from our Texas operation, our revenues from outside the state of Texas have also increased and were $28.2 million this quarter, up from $11.8 million in the third quarter of last year. Our adjusted gross margin of 28.3% was 40 basis points higher than the second quarter of this year and 80 basis points higher than the first quarter of this year. Adjusted gross margin for this quarter excludes approximately $430,000 of cost of sales incurred related to the step up adjustment for real estate inventory and lot option contracts acquired in the GTIS acquisitions. Selling expenses for the quarter were $9.2 million or 10% of home sales revenue compared to 8.9% in the same quarter in the prior year and $9.2 million and 8.6% in the second quarter of this year. General and administrative expenses were $6.1 million in the third quarter of this year or 6.6% of home sales revenue as compared to $5.3 million or 5% in the previous quarter The increase includes expenses related to the due diligence for the acquisition of Oakmont Home Builders and an increase in overhead related to our geographic expansion and community openings. Although there is variability quarter-to-quarter due to the top line, we expect to realize 100 to 150 basis points of operating leverage through 2015. During the quarter, we recognized other income of approximately $600,000 related to the sale of a partial track of commercial land to the State of Texas for the expansion of a roadway. Income taxes totaled approximately $3.5 million, representing an effective tax rate of approximately 33% for the quarter and lowering our effective tax rate of 34.4% for the year. Net orders for the third quarter totaled 553 and ending backlog was 242 units. Turning to our balance sheet. We had $46.2 million in cash, $292 million in real estate inventory and total assets of $379.7 million. Our outstanding debt at the end of the quarter was $160.2 million, an increase of approximately $66 million over the previous quarter, which was largely used to strengthen our land position in our markets. At September 30, our equity was $186.3 million and our net debt to capital ratio was 38%. At the end of September, we had approximately $15 million available to borrow, an increase to the amount available under our credit facility by $25 million to $200 million total. At this point, I will turn it back over to Eric. Eric Lipar - LGI Homes - CEO Thanks, Charles. In summary, we had another solid quarter and expect the momentum to continue throughout the rest of the year. We started the fourth quarter strong. In October, we closed 241 homes, up from 127 closings at October 2013, which represents an approximate increase of 90%. 4 THOMSON REUTERS STREETEVENTS | www.streetevents.com | Contact Us ©2014 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. 'Thomson Reuters' and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies. NOVEMBER 11, 2014 / 5:00PM, LGIH - Q3 2014 LGI Homes Inc Earnings Call

In addition, as of October 31, 2014, we increased active community count by three to a total of 37 active selling communities, which matches our end of year guidance. We now estimate that our community count will be between 38 and 40 at the end of this year. During October, we also completed our first acquisition, acquiring the assets of Oakmont Home Builders and its affiliate in Charlotte, North Carolina. We closed on this transaction on October 2 and it contributed to 16 home closings during October. We expect to close another 30 to 40 homes in Charlotte before the end of the year. We believe the Oakmont acquisition will benefit LGI in both the short and long-term. In the short-term, we are able to acquire the assets of a builder that's focused on the entry-level buyer whose interest is aligned with ours. The average sales price of the closings in October from the Oakmont assets was approximately $140,000. In addition, we acquired lot positions that will accelerate our growth in a market that we are committed to. Through this acquisition, we hired the former Oakmont employees and now have 23 employees in this market. Our marketing team did an outstanding job converting two existing model homes to LGI information centers within 36 hours of the transaction closing. We are currently training all employees on the LGI processes and systems and converting to the LGI way. All of the salespeople have just completed their initial 30 day sales training and will have the full sales system implemented by the end of this month. We are diligently working on restructuring all construction activity and expect that this process will be complete by the end of the year. In the long-term, we believe Charlotte is a strategic fit for LGI. With Oakmont acquisition, we have added over 1,000 owned and controlled lots, which gives us a great foundation for future growth within this market. As I mentioned on the last call, we have expanded the LGI brand into Denver. We are constructing our first set of homes and our sales team has recently completed training and is ready for our grand opening this weekend. Our first project in Denver will focus on the entry-level buyer with sales prices starting in the mid-$200,000s. We have recently purchased the second property in this market located on the northeast side of Denver. This project is expected to be open for sales at the end of the first quarter. We have been able to replicate our success in other markets outside of the state of Texas. Charlotte and Denver are both great examples of LGI continuing to expand our brand nationally. We also believe there is a lot of upside our current markets outside of Texas as our staff gains more experience on the LGI processes and as we capture more market share. We believe that having a business model that could be replicated across markets will enable us to achieve our goal to be a Top 10 builder in the future. Our business continues be focused on the entry-level buyer where the majority of our closings range from $140,000 to $220,000. Less than 2.5% of our closings in the third quarter were homes that average more than $220,000. In addition to our focus on the entry-level segment, we believe our processes will be successful across all price points and product segments. During this quarter, we also acquired our first active adult project buying 151 lots in Sundance located in Buckeye, Arizona, just west of Phoenix. The community amenities are completed and operating and include a golf course and community center. We are expecting to start sales at the end of the first quarter and we expect our first closing in the second quarter of next year. We have also begun selling on our first project showcasing our Hall of Fame series product with home prices starting in the mid-$300,000s. To support marketing of homes in this price range, we have established our new brand Terrata Homes. Our first Terrata Homes community is Potranco Ranch located in San Antonio, Texas. We opened for sales last weekend and we have already sold our first home priced at $409,900. We expect this home to close before the end of the year. We expect Riva Chase Estates in Charlotte to be our second Terrata Homes project. We anticipate opening for sales of Riva Chase Estates in May of 2015. The Terrata Homes brand will enable us to execute on our business strategy to expand of price points, product offerings and geographic presence. 5 THOMSON REUTERS STREETEVENTS | www.streetevents.com | Contact Us ©2014 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. 'Thomson Reuters' and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies. NOVEMBER 11, 2014 / 5:00PM, LGIH - Q3 2014 LGI Homes Inc Earnings Call

In conclusion, we are extremely optimistic on the remainder of 2014 and looking ahead into 2015. We expect the demand for homeownership to remain strong. We will provide guidance for 2015 at a later date. However, we expect to realize growth through increases in community count, revenue and profitability. Now Charles and I will be happy to take any questions that you may have. Q U E S T I O N S A N D A N S W E R S Operator (Operator Instructions). Our first question comes from the line of Nishu Sood of Deutsche Bank. Your line is now open. Nishu Sood - Deutsche Bank - Analyst Thanks and congratulations again on that Oakmont acquisition. I wanted to ask about SG&A. It came in higher on a percent basis than we had expected. Charles, you mentioned that there were some diligence costs in there, but even on -- I think on the marketing side it is a little bit higher than expected. So I was wondering if you could give us some help in kind of breaking down what the temporary factors in SG&A might be? And also you mentioned 100 basis points of leverage in 2015. I was just wondering if you could give us a little bit more color on how we should expect that? Is that overall 2014 against overall 2015? Or is there some kind of quarterly flow you are thinking about? Just some additional color and guidance, if you could, on SG&A. Charles Merdian - LGI Homes - CFO, Treasurer, Secretary Sure. Yes. So as I mentioned, there is definitely some variability in G&A as we go quarter-to-quarter. Selling, as a percentage of home sales revenue, came in at the top end of our expected range of 10%, but we feel comfortable in the 9% to 10% range for selling. A portion of that definitely was contributed to the accelerated expansion into Charlotte and then expanding also into Denver. On the G&A side, we did incur expenses in the third quarter related to the due diligence for Oakmont, primarily related to professional fees, legal and accounting expenses. I think the way we would describe it is the 100 and 150 basis points off of the third quarter would be what we would expect on a quarter-to-quarter bases, meaning that 9% to 10% of selling expenses and between 5% and 6% of G&A expenses is reasonable for a range that we expect. Nishu Sood - Deutsche Bank - Analyst Got it and so the 100 basis points that you are talking about in 2015, is that within the 9% to 10% and the 5% to 6%? Or is that below those ranges and so those ranges would move down by 100 basis points next year? Charles Merdian - LGI Homes - CFO, Treasurer, Secretary Yes. So it's within those ranges. Within that range. 6 THOMSON REUTERS STREETEVENTS | www.streetevents.com | Contact Us ©2014 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. 'Thomson Reuters' and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies. NOVEMBER 11, 2014 / 5:00PM, LGIH - Q3 2014 LGI Homes Inc Earnings Call

Nishu Sood - Deutsche Bank - Analyst Got it. Okay. So year-to-year. Okay. Thanks. That's helpful. And then, my second question was on the debt. Obviously you guys have had a terrific growth trajectory. Your gross debt to capital is now at 46%. You mentioned obviously the increase in debt to increase your land positions. How far are you comfortable pushing that? I mean I think if you asked most investors, the typical builder can probably get up to the mid-50s and obviously netting away some cash bring you back into the 40s. So even by that definition, you are probably getting a little bit closer. So are you getting to the stage where it would begin to constrain your growth or cause you the need to raise some capital? How should we think about that? Charles Merdian - LGI Homes - CFO, Treasurer, Secretary Yes. It's a good question. So yes, we are comfortable in the mid-50s range. I think we have talked about that on previous calls as well. We did have the $15 million available to borrow on the facility and expanded the facility from $175 million to $200 million this quarter. So we continue to invest in our existing markets. What you saw is our owned and controlled lots decelerated this quarter on a quarter-over-quarter basis. So running, we have been growing our owned and controlled portfolio more significantly earlier in the year. So I think we are comfortable at debt to cap range in the mid-50s. And we evaluate our acquisitions and what the opportunities are as we go and feel pretty comfortable with where we are at right now. Nishu Sood - Deutsche Bank - Analyst Got it and just a housekeeping question, if I could, a modeling question. How will be Oakmont acquisition affect your metrics the next quarter or two? And I am looking at the whether it would affect your closings per community pace? Whether there would be any additional purchase accounting effect, any temporary impacts on SG&A? Just any factors like that you can break down for us? Charles Merdian - LGI Homes - CFO, Treasurer, Secretary Yes. Sure. So I believe Eric mentioned in his script, that we expected 30 to 40 additional closings in Oakmont the rest of this year. It's a little early yet for us in terms of the analysis on the purchase accounting. So I would probably say, I need to defer really to address on exactly how we feel the effect on gross margins is going to be. Eric had mentioned the average sales price of $140,000. So that will temper the average sales price a little bit from what we would have expected, excluding Oakmont. That answers your question. Nishu Sood - Deutsche Bank - Analyst Okay. So no other SG&A effects from the acquisition. Charles Merdian - LGI Homes - CFO, Treasurer, Secretary No. Nishu Sood - Deutsche Bank - Analyst Okay, great. Thank you. 7 THOMSON REUTERS STREETEVENTS | www.streetevents.com | Contact Us ©2014 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. 'Thomson Reuters' and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies. NOVEMBER 11, 2014 / 5:00PM, LGIH - Q3 2014 LGI Homes Inc Earnings Call

Operator Thank you. Our next question comes from the line of Michael Rehaut of JPMorgan. Your line is now open. Michael Rehaut - JPMorgan - Analyst Hi, thanks. Good morning, everyone. Nice quarter. Charles Merdian - LGI Homes - CFO, Treasurer, Secretary Thank you. Michael Rehaut - JPMorgan - Analyst First question I had was on, just going back to the SG&A for a moment, and I guess in particular, the G&A. Your selling expenses have been pretty consistent in that 9% to 10% range, as you had mentioned, Charles, in the last few years. The G&A, we were looking for and I think even still, perhaps with this upcoming quarter or the past quarter and this one, some leverage year-to-year in 2014 versus 2013 and we were hoping for modeling that G&A to continue to come down, maybe get closer to the low-end of the 5% to 6% range in 2015 and kind of view that as more of a leverageable type of category down the road. Is that still the right way to think of it, where perhaps you could get just the lower end of the range next year? Or as you continue to ramp and expand geographies and ramp communities, you think maybe it's more the middle of the range is more appropriate? Eric Lipar - LGI Homes - CEO Yes, Michael, this is Eric. I could take a shot at it. Only because the SG&A, absolute dollars are one thing and we are going to get leverage on that as we continue to grow. But it's really going to be dependent on the topline revenue growth. We obviously expect to keep growing and as we keep growing we will certainly get leverage into that category. Charles said on the call, 100 to 150 basis points of leverage because of topline growth and I think that's very consistent and conservative around where we are going to be. Michael Rehaut - JPMorgan - Analyst Okay. Well, I mean just going back to that then, I mean because I just want to make sure I am understanding this correctly. In 2014, you are on track to finish the year, roughly speaking, you are in that 9% to 10% range of selling and 5% to 6% of SG&A. So in order to get that 100 to 150 bips next year, you would either essentially have to be at the low end of the range or even below that. So just wanted to reconcile those couple of comments. Is it basically you are saying you think you can get towards the low end of those ranges or even below? Eric Lipar - LGI Homes - CEO Yes, absolutely. 8 THOMSON REUTERS STREETEVENTS | www.streetevents.com | Contact Us ©2014 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. 'Thomson Reuters' and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies. NOVEMBER 11, 2014 / 5:00PM, LGIH - Q3 2014 LGI Homes Inc Earnings Call

Charles Merdian - LGI Homes - CFO, Treasurer, Secretary Yes. Michael Rehaut - JPMorgan - Analyst Okay. All right. No, that's helpful. And then in terms of gross margins and interest amortization. The gross margins themselves have been pretty consistent this year in the field high-27s, low-28s when you exclude some of the purchase accounting. And the interest amortization around 40 to 50 bips. Is there any reason to think that that number might come down a little bit or hold up on the gross margin side before interest and how to think about that interest amortization number? Would that increase because we had been modeling in, I think, a little bit more in 2015 and 2016 around 1.1% of revenues, I think, as perhaps you start to scale up and use a little bit more debt? Just trying to think about if there might be any changes to either those categories in 2015 versus 2014? Eric Lipar - LGI Homes - CEO Yes, good question, Mike. This is Eric. I will talk part of that and speaking of adjusted gross margin just what we are seeing in pricing and the communities. We have had adjusted gross margin increasing here and we have been raising prices and have spend more, more than enough to offset costs and we think that's a positive and we think that could continue in the future and primarily around what you started the question with is, remaining real stable in that 27%, 28% range which we think is at the high-end of our range, but no reason to think from adjusted standpoint, it's going to be going dramatically down in the future. Charles Merdian - LGI Homes - CFO, Treasurer, Secretary Yes, and that is Charles. I will take on the purchase accounting and the interest cap. What we have seen over last couple of quarters roughly $430,000 of the purchase accounting adjustment and $470,000 or so on the interest and what we will expect to see is as the purchase accounting entry works its way out in 2015, that essentially that will get replaced with capitalized interest. So the 50 basis points on interest effect will increase, but what we see at this point is that essentially it will replace the purchase accounting adjustment. Michael Rehaut - JPMorgan - Analyst Okay and so just to be clear, Eric, with the margins, the numbers you were referring to were before the interest amortization. Correct? Eric Lipar - LGI Homes - CEO Correct. Michael Rehaut - JPMorgan - Analyst Okay. I guess just lastly, when you talk about -- maybe you could just talk about mixed for a moment. You had referred active adult, Hall of Fame, Terrata series and by the way, just for record keeping, I just want to make sure we are spelling that correctly, if you could help us out there, but just trying to get a sense of as you expand from, let's say, your core first-time buyer type product, 9 THOMSON REUTERS STREETEVENTS | www.streetevents.com | Contact Us ©2014 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. 'Thomson Reuters' and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies. NOVEMBER 11, 2014 / 5:00PM, LGIH - Q3 2014 LGI Homes Inc Earnings Call

entry-level product, to these other products, number one, maybe give us a sense of what that mix was in 2014? What do you expect it to be in 2015? And as you buy some of these alternate products, are you doing it kind of on a standalone basis? Or would they be a part of a larger lot purchase where you are just trying to diversify your product mix and hedge risk? Because I think you know really the latter is really what we have talked about in the past and which kind of makes a lot of sense versus let's say, going a little bit further out of what you have been doing as core over the last several years and doing it very successfully. So just any thoughts around those two things, number one, mix? And number two. These other price points and other products, are they going to be more standalone or part of a 400 or 500 lot purchase where you are just diversifying the price point? Eric Lipar - LGI Homes - CEO Yes, good question, Mike. I will start with Terrata homes, first. The spelling is TERRATA and terratahomes.com website is up and running. Everyone can check it out. As far as the Hall of Fame series and homes priced above $250,000 $260,000, we expect that they are our first sale on Potranco Ranch we will close this year. But besides that, closing, it really won't have any effect on 2014. In 2015, as we said before, very small percentage of our closings over $300,000 will have a full year of our one community in San Antonio. We will have about a half a year of our one community in Charlotte and we don't have any other standalone projects under contract right now that would be selling at that price point. As far as the mix, you are exactly right, Mike, on the master plans. We have talked about opening up acquisitions opportunities in some of these communities that are 400 or 500 lots. We do not have any 400 or 500 lots in the same community all priced at $160,000. The new product series, the Great Lakes series and the Platinum series that get into the low to mid-$200,000s. Certainly accretive to that. We do think we have a couple of communities in the pipeline and under development now that could support a section of $300,000 houses, but all of them will also be written as standalone, on their own. I don't envision doing a $300,000 price point in any community or any region where we don't already have a presence and a good, solid sales team. Our first project in San Antonio, we put two of our best salespeople, our most experienced salespeople that worked for the company for a long time. We are also going to be conservative on our underwriting on those projects. So we are really excited about that first project. I went over last weekend for the grand opening. The houses look fantastic. Our first sale came as a result of a customer that was not pleased with the other builder that went under contract with us. So I think there is just a tremendous opportunity for us to take our sales process and our sales model and do a better job than most builders in the $300,000 to $400,000 range and be very accretive to our future. Michael Rehaut - JPMorgan - Analyst Great. Thanks a lot. Eric Lipar - LGI Homes - CEO You are welcome. 10 THOMSON REUTERS STREETEVENTS | www.streetevents.com | Contact Us ©2014 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. 'Thomson Reuters' and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies. NOVEMBER 11, 2014 / 5:00PM, LGIH - Q3 2014 LGI Homes Inc Earnings Call

Operator Thank you. Our next question comes from Mike Roxland of Bank of America Merrill Lynch. Your line is now open. Mike Roxland - BofA Merrill Lynch - Analyst Hi, good morning. Thanks for taking my questions. Charles Merdian - LGI Homes - CFO, Treasurer, Secretary You bet. Eric Lipar - LGI Homes - CEO You are welcome. Mike Roxland - BofA Merrill Lynch - Analyst Eric, actually I was just thinking you may have answered my first question, but let me just ask it any way. As you expand into new states, how are you thinking about the type of product you expect to roll out? So - it sounded like from your last question, that you are going to be focusing on your core product, the ones that gains traction, and then you will look to possibly upgrade to higher end type homes. Is that how you are thinking about approaching your new markets? So you will start maybe with the Classic series and then look to maybe add the Great Lakes or Hall of Fame and the like, once you get some traction in the Classic? Eric Lipar - LGI Homes - CEO Yes. That's right. That's how we looked at Florida, Atlanta, Phoenix. And that's how we are looking at Denver. Charlotte was a little bit unique. Our first acquisition was at the higher price point, because we really liked that asset but we are now obviously in the entry-level business with the acquisition of Oakmont and closing homes first at the Classic series. Denver is just a higher price point where our starting price in Denver is the mid-$200,000 but we still consider that a Classic series product. It's just a more expensive market in Denver. But you are right on track. Mike Roxland - BofA Merrill Lynch - Analyst Got you and given your strategy and where you are situated today, are there any other holes or geographicals in your portfolio that you are looking to fill? Or at this juncture, it's just a matter of getting ramped into locations that you have expanded into thus far? Eric Lipar - LGI Homes - CEO Yes. Primarily getting ramped up in the locations. I mean still, as you can see on our results, no closings coming out of Denver, just starting to have closings in Charlotte and very few closings, in our mind, compared to the potential in Florida, Atlanta and Phoenix, Tucson, Albuquerque, very little market share and lots upside in all of our markets. 11 THOMSON REUTERS STREETEVENTS | www.streetevents.com | Contact Us ©2014 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. 'Thomson Reuters' and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies. NOVEMBER 11, 2014 / 5:00PM, LGIH - Q3 2014 LGI Homes Inc Earnings Call

Mike Roxland - BofA Merrill Lynch - Analyst Okay. My last question, and I will turn it over. Just in your prepared remarks, Eric, you mentioned that Texas continues to remain a strong market for jobs and hence housing. There has been a lot of questions about how the current oil environment and oil pricing and what that ultimately means for jobs and housing growth? How are you thinking about that, particularly in light of your comment that three of your strongest communities are situated in Houston? Eric Lipar - LGI Homes - CEO Yes. We are thinking about it from a standpoint of, we are just doing business as usual. We are staying focused on our marketing, our customers and our Houston communities are focused on converting people that are currently paying rent and getting them into homeownership. You know it's early, yes, but oil prices have been down and gas price has been down for the last three weeks to a month, I guess, and we haven't seen any demand or any drop off over the last 30 days or so. But we will keep an eye on it. Mike Roxland - BofA Merrill Lynch - Analyst Got you. Thanks and good luck in the quarter. Eric Lipar - LGI Homes - CEO Thanks, Mike. Operator Thank you. Our next question comes from the line of Brendan Lynch of Sidoti. Your line is now open. Brendan Lynch - Sidoti - Analyst Good morning, guys. Thanks for taking my questions. Eric Lipar - LGI Homes - CEO Good morning. Brendan Lynch - Sidoti - Analyst First I just want to touch a little bit on your absorption pace for some of these higher price point homes that you are starting to sell now. I just wanted to get an idea of what type of sales pace you are experiencing in these new communities? Eric Lipar - LGI Homes - CEO Sure. The new communities at the Hall of Fame series, Brendan, north of $300,000 price point, we just opened last week and we only have one community. So we are expecting a sales pace of two to three a month in that community. And two to three a month at that price point at 25% 12 THOMSON REUTERS STREETEVENTS | www.streetevents.com | Contact Us ©2014 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. 'Thomson Reuters' and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies. NOVEMBER 11, 2014 / 5:00PM, LGIH - Q3 2014 LGI Homes Inc Earnings Call

gross margins, that's a home run for LGI. So we are excited about that. We have seen quarter-to-quarter as our price points increase on a per community basis, our absorption slows down. We predict, we will maintain similar margins, both adjusted gross and pretax, but the higher price point communities, apples-to-apples, with the same personnel, our absorption pace is usually slower. We are forecasting and built in our model is the same community, the same $150,000 average sales price then very similar absorptions in the six to seven range, but as we get into our communities with $180,000 and $200,000 and $220,000 average sales price, those communities seem to be producing about four to five closings per month. Brendan Lynch - Sidoti - Analyst Great. That's very helpful. And could you just comment on, and I really appreciate the color that you are giving us on all your various markets and how things are going there, are you experiencing the same level of demand in Florida and Atlanta in similar absorption paces to what you have experienced in the past in Texas? Eric Lipar - LGI Homes - CEO We are experiencing similar demand. We are not seeing the absorption paces match Texas. Texas is a strong market. We have got our most experienced sales managers here, salespeople. So last quarter in Atlanta was more like three to four a month, instead of six to seven a month. So absorption not as strong but the demand is there. We are getting the calls and we see absorption ramping up in Atlanta on similar price point, similar communities as the team gets more experience and the management team gets more experience. Brendan Lynch - Sidoti - Analyst Great. That's helpful. And then you mentioned that you are raising your community count guidance to 38 to 40 for the end of the year. And I just wanted to see if we could reconcile what your delivery guidance is going to be in light of that? Eric Lipar - LGI Homes - CEO For 2014? Brendan Lynch - Sidoti - Analyst Correct. Eric Lipar - LGI Homes - CEO Yes. We won't change our closing guidance for 2014 because these new communities are just brand-new startups that we feel comfortable will be in that 38 to 40 that may have closing or two by the end of year, but it wouldn't significantly impact closings for 2014 but it would be a good start to 2015, getting them up and running in this fourth quarter. Brendan Lynch - Sidoti - Analyst Okay. That's helpful. But just based on the pace of year-over-year sales that you have had thus far, it would seem that the 2,300 delivery guidance is a bit late for 2014, given how strong it was, how many deliveries you had in October. 13 THOMSON REUTERS STREETEVENTS | www.streetevents.com | Contact Us ©2014 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. 'Thomson Reuters' and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies. NOVEMBER 11, 2014 / 5:00PM, LGIH - Q3 2014 LGI Homes Inc Earnings Call

Eric Lipar - LGI Homes - CEO Yes. We agree with you. We feel comfortable with the 2,300 and it makes sense as that's only lighter, but I can tell you November won't be as strong as October based on 241 closings, only because we are talking about closings not sales. Brendan Lynch - Sidoti - Analyst Sure. Eric Lipar - LGI Homes - CEO And we wiped out a big part of our inventory. So November will be lighter and comfortable closing more than 2,300 this year but giving any more detail than that. Brendan Lynch - Sidoti - Analyst Okay. Very good. Thank you. Eric Lipar - LGI Homes - CEO You are welcome. Operator Thank you. (Operator Instructions). Our next question comes from the line of Barry Haimes of Sage Asset Management. Your line is now open. Barry Haimes - Sage Asset Management - Analyst Thanks very much. I had a question, just trying to understand the contour on margins and SG&A on the communities outside of Texas, and if you can give us a feel for as you go into these new markets, how much below the company average do we start out? And then how long does it take to work back, either in terms of time frame or volumes? Or to put it another way, if we were to think about the margins and SG&A on the 30% non-Texas versus the 70% Texas, how much of a difference might there be now and how long till we start to see it get closer to that Texas average. Thanks so much. Eric Lipar - LGI Homes - CEO Yes. Sure. Great question. Let's start with gross margins are consistent nationwide as far as our business strategy of pricing the gross margin and getting a premium for our brand and the quality of our house. So nationwide, our gross margins are above average and pretty close between region to region. Certainly the volume dictates flowing through the pretext number and our volumes are highest in Texas. But I think one of the advantages of our sales system as we get up and running and get into profitability very quickly, so we are talking about Denver and Charlotte, because in the third quarter it was all expense. 14 THOMSON REUTERS STREETEVENTS | www.streetevents.com | Contact Us ©2014 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. 'Thomson Reuters' and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies. NOVEMBER 11, 2014 / 5:00PM, LGIH - Q3 2014 LGI Homes Inc Earnings Call

We didn't have any closings in those markets at all. So the cost of getting the sales team up and running and training and all of that overhead associated with the end market is just adding cost and we are not seeing the value of it. But in Denver, for example, we will get that all turned around in short time. And in 2015, I would project that we are going to be profitable in Denver market and recap all of our cost that we incurred to get us started. Charles Merdian - LGI Homes - CFO, Treasurer, Secretary And this is Charles. I would just add on the SG&A side. So as far as ramp-up in any new community, whether it is out of state or in state, the selling expenses takes a quarter or two just due to the upfront marketing and the mailers and establishing the office and setting up the fixed cost initially. So that takes a couple of quarters to get up there, but it's consistent on selling expenses as a percentage of revenue. And then I would just add on the G&A that the vast majority of our G&A add in terms of absolute dollars is driven mostly here at the corporate office in Texas. Barry Haimes - Sage Asset Management - Analyst Great. Appreciate the color. Thanks so much. Good quarter. Operator Thank you. And our next question comes from the line of Michael Rehaut of JPMorgan. Your line is now open. Michael Rehaut - JPMorgan - Analyst Thanks. Just wanted to just clarify again in terms of the different names outside of the core price points. If you can review this real quick and which ones would be folded under the Terrata Homes? Or is that just another higher level of price point? So if you can just kind of recap how your core product, what that price is? I think you have the Great Lakes and the Hall of Fame and now Terrata. If you can just kind of give us a rundown of at least in 2014, where we are in terms of those different brands contributing? Eric Lipar - LGI Homes - CEO Yes. Great question, Mike. Under the LGI Homes brand, we have different series of homes and we distinguish the series between Classic, Great Lakes and Platinum and those series of homes are really distinguished by the fit and finish of the houses and also different lot sizes they fit on. All three of those series, are focused on the buyer below $250,000. The Classic series is more our true entry-level, $130,000 to $180,000. The Great Lakes adds some nicer elevations, some stone accents, steeper roof edge, nicer front door on 54 lots. Those communities are more the $170,000 to $220,000. And the Platinum series also has a nicer fit and finishes designed for a 64 lot and those traditionally are more the $190,000 to $250,000 price range. But all three of those marketed under LGI are primarily focused on the entry-level first-time homebuyer under $250,000. The Terrata Homes marketing brand is going to be specific to the $300,000 and $400,000 market and we thought it would prudent to not market through the same brand and through the same website that we spent a lot of advertising dollars on with the first-time homebuyer. So that will have its own website, its own brand name. When a customer comes in to the office and we talk about the history of Terrata, we certainly will let everyone know that it's backed by LGI, a publicly traded homebuilder that's closed over 8,000 homes in the future. So Terrata Homes will replace what we used to call the Hall of Fame series and would be marketed under a new brand. 15 THOMSON REUTERS STREETEVENTS | www.streetevents.com | Contact Us ©2014 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. 'Thomson Reuters' and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies. NOVEMBER 11, 2014 / 5:00PM, LGIH - Q3 2014 LGI Homes Inc Earnings Call

Michael Rehaut - JPMorgan - Analyst Okay. That's a great rundown. And then just also in terms of this year, where you are in terms of, you know, let's say, over the quarter or two, where Great Lakes and the Platinum series are in terms of contributing to closings and obviously Terrata is more of 2015 event, but maybe how that -- I think you have already kind of described that it's going to still be very small in 2015 but maybe where you are in terms of Great Lakes and Platinum contributing this year so far? Eric Lipar - LGI Homes - CEO Yes. We don't have that exact number, Mike. We don't necessarily track like that. I mean just approximately I would say 80% is Classic and 20% is the Great Lakes and Platinum. But the other way, we can look at that as our average sales price being up 9.4% year-over-year, that is certainly a part of getting into the Great Lakes and the Platinum and putting some nicer fit and finishes on our houses in some better located neighborhoods is driving that average sales price higher. Michael Rehaut - JPMorgan - Analyst Great. That's perfect. Thank you. Eric Lipar - LGI Homes - CEO You are welcome. Operator Thank you. And I am showing no further question at this time. I would like to hand the call back over to Eric Lipar for any closing remarks. Eric Lipar - LGI Homes - CEO Thank you all. I want to thank everyone for joining us here today. We look forward to sharing our successes as 2014 unfolds and Happy Veterans Day. Operator Ladies and gentlemen, thank you for participating in today's conference. This does conclude today's program. You may all disconnect. Have a great day, everyone. 16 THOMSON REUTERS STREETEVENTS | www.streetevents.com | Contact Us ©2014 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. 'Thomson Reuters' and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies. NOVEMBER 11, 2014 / 5:00PM, LGIH - Q3 2014 LGI Homes Inc Earnings Call

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